UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2010

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Board of Directors of Network Equipment Technologies, Inc. confirmed the appointment of Karen C. Carte as the Company’s Chief Accounting Officer, serving in that capacity as the Company’s principal accounting officer. Ms. Carte, age 46, joined the Company on August 23, 2010, was named Vice President and Chief Accounting Officer on October 20, 2010, and has served as the Company’s principal accounting officer since that time. For the seven years prior to joining the Company, she was an independent consultant providing high-level financial management and advisory services, with a focus on start-up ventures. Previously, she was an accountant at Ernst & Young and held executive positions in finance at Intella Interventional Systems and Alpine Microsystems. Ms. Carte holds a bachelor’s degree in business administration from the University of California, San Diego, and is a CPA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2011

Network Equipment Technologies, Inc.

By:	/s/ FRANK SLATTERY
Name:	Frank Slattery
Title:	Vice President and General Counsel